Exhibit 10.9

Dated 1 July 2022

Deed of Amendment

relating to a Safety Data Exchange Agreement dated 5 May 2022

This Agreement is dated 1 July 2022 and made by:

(1)	INTERCEPT PHARMACEUTICALS, INC., incorporated in Delaware with company number 3565213 whose registered office is at 305 Madison Avenue, Morristown, New Jersey 07960; and
(2)	MERCURY PHARMA GROUP LIMITED, a company incorporated in England with number 02330913 which has its registered office at Capital House, 85 King William Street, London, EC4N 7BL,

together the “Parties”, and each a “Party”.

Whereas

(A)	The Parties entered into a safety data exchange agreement dated 5 May 2022 (the “SDEA”) which describes, inter alia, the procedures and defines the responsibilities of the Parties with regard to pharmacovigilance related activities relating to the Product (as defined in a share purchase agreement between the Parties and dated 5 May 2022).
(B)	The Parties now wish to enter into this Agreement to amend and restate the SDEA on the terms of this Agreement.

It is agreed as follows:

1.	Definitions and Interpretation

Capitalised terms used in this Agreement and not expressly defined herein shall bear their respective meanings in the SDEA.

2.	Amendment to SDEA
2.1	Pursuant to Section 12.6 of the SDEA, each Party agrees that with effect on and from the date hereof, Section 2.1.2 of the SDEA shall be deleted in its entirety and replaced as follows:
(a)	Seller is the MAH for the Product in the U.S. Territory and retains the responsibility for the performance of pharmacovigilance obligations for the Product in the U.S. Territory and in the Ex-U.S. Territory during the Interim Closing Period and until the Ex-U.S. Authorisations have been transferred to Purchaser or a designated Third Party, not longer than a period of six (6) months (such time, the “Transfer Time”).
2.2	Except as set out in Clause 2.1 above, the SDEA shall continue in full force and effect.
3.	Miscellaneous
3.1	The provisions of Section 12 of the SDEA shall apply to this Agreement mutatis mutandis as if those provisions had been set out expressly in this Agreement.
3.2	This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages to follow]

Executed as deed by INTERCEPT PHARMACEUTICALS, INC. acting by Edward Mahaney-Walter, the Assistant Corporate Secretary and an authorized officer	/s/ Edward Mahaney-Walter
……………………………..
Assistant Corporate Secretary
and authorized officer

/s/ Xin Mahaney-Walter
……………………………...
Witness
XIN MAHANEY-WALTER
Address:
[***]

Executed as deed by MERCURY PHARMA GROUP LIMITED acting by Andreas Stickler a director, and Vikram Kamath, a director	/s/ Andreas Stickler
……………………………..
Director

/s/ Vikram Kamath
……………………………...
Director